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                                                                    EXHIBIT 23.4

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


    As independent certified public accountants, we hereby consent to the use of our reports (and to all references to our firm) included in or made a part of Post-Effective Amendment No. 2 to Registration Statement File No. 333-41996.


                                        /s/ Arthur Andersen LLP

Tampa, Florida


December 13, 2000